Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
OXFORD RESOURCE PARTNERS, LP
     This Certificate of Limited Partnership, dated August 7, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Oxford Resource Partners, LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Oxford Resources GP, LLC
950 Tower Lane
Suite 800
Foster City, CA 94404
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

Oxford Resources GP, LLC, its General Partner
By:	/s/ Matthew P. Carbone
Matthew P. Carbone
Authorized Person

[Certificate of Limited Partnership of Oxford Resource Partners, LP]